UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005 (April 27, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

2005 Equity Incentive Plan

The American Technology Corporation 2005 Equity Incentive Plan, which we refer to as the 2005 Equity Plan, became effective on April 28, 2005, the effective date of stockholder approval of the plan. Our board of directors had approved the 2005 Equity Plan on January 27, 2005 and ratified certain technical changes on March 22, 2005, subject to stockholder approval. Our stockholders approved the plan at the Annual Meeting of Stockholders held April 28, 2005. As a result of the effectiveness of the 2005 Equity Plan, our 2002 Stock Option Plan, which we refer to as the 2002 Plan, will no longer be available for new option grants.

A total of 1,500,000 new shares of our common stock have initially been reserved for issuance under the 2005 Equity Plan. In addition, the 2005 Equity Plan includes in its reserve approximately 88,753 shares that were available for grant under the 2002 Plan at the effective date of the 2005 Equity Plan. The reserve under the 2005 Equity Plan will also include any shares currently subject to options under our prior plans that expire or become unexercisable for any reason without having been exercised in full. At the effective date of the 2005 Equity Plan, approximately 1,660,811 shares were subject to option under our prior plans. The effect of establishing a share reserve of this nature is to merge into the 2005 Equity Plan any shares which would, but for the termination of the 2002 Plan for new grants, have been available under the 2002 Plan. The total plan reserve, including the new shares and shares currently reserved under the 2002 Plan, cannot exceed 3,249,564 shares as of the effective date.

Awards under the 2005 Equity Plan may be granted to any of our employees, directors or consultants or those of our affiliates. Awards may consist of stock options (both incentive stock options and non-statutory stock options), stock awards, stock appreciation rights and cash awards. An incentive stock option may be granted under the 2005 Equity Plan only to a person who, at the time of the grant, is an employee of our company or a related corporation.

The 2005 Equity Plan will be administered by our Compensation Committee, which our board of directors appointed to be the “Administrator” of the plan, with full power to authorize the issuance of shares of our common stock and to grant options or rights to purchase shares of our common stock. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the administrator, and an exchange program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms). The Committee may delegate the day-to-day administration of the 2005 Equity Plan to one or more individuals.

The 2005 Equity Plan provides that in the event of a merger of our company with or into another corporation or of a “change in control” of our company, including the sale of all or substantially all of our assets, and certain other events, our board of directors or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

The 2005 Equity Plan will terminate on April 28, 2015, unless terminated earlier by our board of directors or the Committee, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date; however, unless otherwise expressly provided in an applicable award agreement, any award granted under the plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

Our board of directors or the Committee may generally amend or terminate the plan as determined to be advisable. The Internal Revenue Code, the rules of The Nasdaq Stock Market or the rules of the Securities and Exchange Commission may also require our shareholders to approve certain amendments. Our board of directors or the Committee may amend the 2005 Equity Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

A more complete description of the 2005 Equity Plan can be found in our proxy statement filed on March 24, 2005. A copy of the 2005 Equity Plan is attached hereto as Exhibit 99.1.

Settlement of Litigation

On April 27, 2005, we entered into a Settlement Agreement and Mutual Release with eSoundIdeas, Inc., its two principals and a related partnership, which we refer to collectively as the ESI Parties. Pursuant to the Settlement Agreement, we and the ESI Parties settled litigation arising out of a dispute regarding a license and marketing agreement that we terminated in May 2003, and regarding stock options issued to each of the principals in April 2001 which expired unexercised following termination of consulting services provided to us by these principals.

As part of the settlement, we agreed to pay $150,000 and to issue 17,500 shares of our common stock to the ESI Parties.

In addition, the ESI Parties will be entitled to receive a commission equal to 1% of net sales from April 1, 2005 to September 28, 2007, of our HyperSonic Sound (HSS) products specifically targeted for use in North America in the point of sale/purchase, kiosk, display, event, trade show and exhibit markets, subject to a maximum aggregate commission of $500,000.

We and the ESI Parties have executed a mutual release of claims, and have agreed to dismiss with prejudice the pending litigation among us.

The issuance of the common stock was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and the certificates for such shares will contain an appropriate restrictive legend. We granted the recipients of these shares “piggyback” rights to have their shares included on future registration statements we might file.

Item 2.02  Results of Operations and Financial Condition.

On April 28, 2005, during our Annual Meeting of Stockholders, which was webcast, our management announced our expectations for revenues to be reported for our quarter and six months ended March 31, 2005. A transcript of the relevant portion of the Annual Meeting is attached hereto as Exhibit 99.2, and two presentation slides used during the announcement are attached hereto as Exhibit 99.3.

On April 29, 2005, we also issued a press release announcing our expectations for revenues to be reported for our quarter and six months ended March 31, 2005, which is attached hereto as Exhibit 99.4.

Pursuant to SEC Release No. 33-8216, the transcript, slides and press release are being furnished, and shall not be deemed filed, for the purpose of Section 18 of the Securities Act of 1933, or otherwise subject to the liabilities of that section.

Item 3.02   Unregistered Sales of Equity Securities.

On April 27, 2005 we agreed to issue 17,500 shares of our common stock to the ESI Parties as part of our settlement of litigation with them. For further details, please see Item 1.01 above, under the heading “Settlement of Litigation”.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

99.1	2005 Equity Incentive Plan
99.2	Transcript Excerpt of Webcast of Annual Meeting of Stockholders held April 28, 2005
99.3	Presentation Slides from Annual Meeting of Stockholders held April 28, 2005
99.4	Press Release dated April 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: May 3, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell Chief Financial Officer